United States
Securities and Exchange Commission
Washington, DC 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

Alaska Pacific Energy Corp.
(Exact name of Registrant as specified in its Charter)

Nevada	10949905	20-4523691

(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
incorporation or organization)	Classification Code Number)

2005 Costa Del Mar Road, Carlsbad CA, 92009
(Address of Principal Executive Offices) (Zip Code)

Telephone: 604-274-1565
(Registrant’s telephone number, including area code)

Copies to:

Christopher Dieterich
Dieterich & Mazarei, LP
11300 West Olympic Blvd., Suite 800
Los Angeles, California 90064

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001
(Title of Class)

EXPLANATORY NOTE

Alaska Pacific Energy Corp. is filing this Registration Statement on Form 10 (“Registration Statement”) under the Securities Exchange Act of 1934, as amended (“Exchange Act”) on a voluntary basis to provide current public information to the investment community. In this Registration Statement, “the Company,” “we,” “us,” and “our” refer to Alaska Pacific Energy Corp.

.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements included in this Registration Statement that do not relate to present or historical conditions are called “forward-looking statements.” Such forward-looking statements involve known and unknown risks and uncertainties and other factors that could cause actual results or outcomes to differ materially from those expressed in, or implied by, the forward-looking statements. Forward-looking statements may include, without limitation, statements relating to our plans, strategies, objectives, expectations and intentions and are intended to be made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (“PSLRA”), at such time as the Company becomes subject to the reporting requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and at that time becomes eligible to rely on the PSLRA safe harbor provisions. Words such as “believes,” “forecasts,” “intends,” “possible,” “estimates,” “anticipates,” and “plans” and similar expressions are intended to identify forward-looking statements. Our ability to predict projected results or the effect of events on our operating results is inherently uncertain. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. Important factors that could cause actual performance or results to differ materially from those expressed in or implied by, forward-looking statements include, but are not limited to: (i) industry competition, conditions, performance and consolidation, (ii) legislative and/or regulatory developments, (iii) exposure to obsolescence due to the rapid technological changes occurring in the Internet industry, (iv) the effects of adverse general economic conditions within the United States, and (v) other factors described under “Risk Factors” below.

Forward-looking statements speak only as of the date the statements are made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

ITEM 1. DESCRIPTION OF BUSINESS

Our Company

We were incorporated in the State of Nevada on January 13, 2005. Alaska Pacific Energy Corp., (the “Company or “APEC”) is a start-up, development stage company engaged in the search for commercially viable minerals. On June 26, 2008 the Company entered into an option agreement to acquire a 100% interest in three groups of mineral claims, with 21, 28 and 12 claims, respectively, in Whitton Township and Gayhurst Township, Province of Quebec, Canada., Pursuant to the agreement, the Company paid $16,600 and issued 250,000 common shares at $0.10 per share on July 15th 2008 for the first payment, and the other two cash payments and common shares issuances in the same amounts shall be executed on or before July 15, 2009 and 2010, respectively. We have no property other than an option to acquire the claims. There is no assurance that a commercially viable mineral deposit exists on any the mineral claims upon which we hold an option to purchase. Extensive exploration will be required before a final evaluation as to the economic and legal feasibility of the claims is determined. Economic feasibility refers to a formal evaluation completed by an engineer or geologist, which confirms that the properties can be successfully operated as a mine. Legal feasibility refers to a formal survey of the claims boundaries to ensure that all discovered mineralization is contained within these boundaries.

We will be engaged in the acquisition and exploration of additional mineral properties with a view to exploit any mineral deposits we discover that demonstrate economic feasibility.

Our business office is located at 2005 Costa Del Mar Road, Carlsbad CA, 92009. Our fiscal year end is January 31. As of January 31, 2009 we had raised $120,300 through the sale of common stock. As of December 31, 2008 There is $65,136 cash on hand and in the corporate bank account. APEC currently has outstanding liabilities of $8,460 for expenses accrued during the start-up of the corporation and $ payable to the optionor of the mineral claims noted in the previous paragraph, payable by July 15, 2009 and $10,000 by July 15, 2010 if the option to acquire the claims is exercised. We also will have to expend work costs of $1250 per claim by July 15, 2009 and payable by July 15 each year in 2010 and 2011. As of the date of this Registration Statement, we have not yet generated or realized any revenues from our business operations. The financial information included herein summarizes the more complete historical financial information as indicated on the audited financial statements of APEC filed with this Registration Statement.

Molybdenum

Our primary focus with respect to our mineral claims is the exploration for molybdenum and if warranted, the development of a commercial molybdenum mining operation.

Atomic Number: 42
Atomic Symbol: Mo

Atomic Weight: 95.94

Molybdenum is a refractory metallic element used principally as an alloying agent in steel, cast iron, and superalloys to enhance hardenability, strength, toughness, and wear and corrosion resistance. To achieve desired metallurgical properties, molybdenum, primarily in the form of molybdic oxide or ferromolybdenum, is frequently used in combination with or added to chromium, columbium (niobium), manganese, nickel, tungsten, or other alloy metals. The versatility of molybdenum in enhancing a variety of alloy properties has ensured it a significant role in contemporary industrial technology, which increasingly requires materials that are serviceable under high stress, expanded temperature ranges, and highly corrosive environments. Moreover, molybdenum finds significant usage as a refractory metal in numerous chemical applications, including catalysts, lubricants, and pigments. Few of molybdenum's uses have acceptable substitutions. (Source: U.S. Geological Survey, Mineral Commodity Summaries, January 2008.

Molybdenum was discovered by Carl Welhelm Scheele, a Swedish chemist, in 1778 in a mineral known as molybdenite (MoS2), which had been confused as a lead compound. Peter Jacob Hjelm isolated molybdenum in 1781. Today, most molybdenum is obtained from molybdenite, wulfenite (PbMoO4) and powellite (CaMoO4). These ores typically occur in conjunction with ores of tin and tungsten. Molybdenum is also obtained as a byproduct of mining and processing tungsten and copper. (Source: Jefferson Lab: http://education.jlab.org/itselemental/ele042.html)

Domestic Production and Use: In 2007, molybdenum, valued at about $3.8 billion (based on average oxide price), was produced by nine mines. Molybdenum ore was produced as a primary product at four mines, one each in Colorado, Idaho, Nevada, and New Mexico, whereas five copper mines (two in Arizona, one each in Montana, New Mexico, and Utah) recovered molybdenum as a byproduct. Three roasting plants converted molybdenite concentrate to molybdic oxide, from which intermediate products, such as ferromolybdenum, metal powder, and various chemicals, were produced. Iron and steel and superalloy producers accounted for about 81% of the molybdenum consumed. (USGS)

Events, Trends, and Issues: U.S. mine output of molybdenum in concentrate in 2007 decreased slightly from that of 2006. U.S. imports for consumption increased an estimated 17% from those of 2006, while the U.S. exports increased only about 2% from those of 2006. Domestic roasters operated at full production levels in 2006 and 2007. U.S. reported consumption increased 5% from that of 2006 while apparent consumption was about level, owing to reduced destocking offsetting increased imports. Mine capacity utilization in 2007 was about 80%. (USGS)

China’s high level of steel production and consumption continued to generate strong internal consumption of molybdenum. This consumption, coupled with limited production in the Huludao area of Liaoning Province, led to reduced Chinese exports in 2006 and 2007, and continued to support historically high molybdenum prices. Most byproduct and primary molybdenum mines in the United States maintained high production levels in 2007. Production capacity at the Henderson Mine, Empire, CO, was expanded to about 18,100 tons per year of contained molybdenum in 2006 and mine production approached that level in 2007. The Ashdown Mine, near Denio, NV, started molybdenum operations in 2007. (USGS)

World Resources: Identified resources amount to about 5.4 million tons of molybdenum in the United States and about 13 million tons in the rest of the world. Molybdenum occurs as the principal metal sulfide in large low-grade porphyry molybdenum deposits and as an associated metal sulfide in low-grade porphyry copper deposits. Resources of molybdenum are adequate to supply world needs for the foreseeable future. (USGS)

Substitutes: There is little substitution for molybdenum in its major application as an alloying element in steels and cast irons. In fact, because of the availability and versatility of molybdenum, industry has sought to develop new materials that benefit from the alloying properties of the metal. Potential substitutes for molybdenum include chromium, vanadium, niobium (columbium), and boron in alloy steels; tungsten in tool steels; graphite, tungsten, and tantalum for refractory materials in high-temperature electric furnaces; and chrome-orange, cadmium-red, and organic-orange pigments for molybdenum orange. (USGS)

World Mine Production, Reserves, and Reserve Base:

	Mine production		Reserves	Reserve Base

	2006	2007e	(thousand metric tons)

United States	59,800	59,400	2,700	5,400
Armenia	3,000	3,000	200	400
Canada	7,270	8,000	450	910
Chile	43,278	41,100	1,100	2,500
China	43,900	46,000	3,300	8,300
Iran	2,000	2,500	50	140
Kazakhstan	250	400	130	200
Kyrgyzstan	250	250	100	180
Mexico	2,500	4,000	135	230
Mongolia	1,200	1,500	30	50
Peru	17,209	17,500	140	230

Russia[e]	3,100	3,100	240	360

Uzbekistan [e]	600	500	60	150
World total (rounded) 184,000		187,000	8,600	19,000

e Estimated.
Source: U.S. Geological Survey, Mineral Commodity Summaries, January 2008

Molybdenum is used in certain nickel-based alloys, which are heat-resistant and corrosion-resistant to chemical solutions. Molybdenum oxidizes at elevated temperatures. The metal has found recent application as electrodes for electrically heated glass furnaces. The metal is also used in nuclear energy applications and for missile and aircraft parts. Molybdenum is valuable as a catalyst in the refining of petroleum. It has found applications as a filament material in electronic and electrical applications. Molybdenum is an essential trace element in plant nutrition; some lands are barren for lack of this element in the soil. Molybdenum sulfide is useful as a lubricant, especially at high temperatures where oils would decompose. Almost all ultra-high strength steels with minimum yield points up to 300,000 pounds per square inch contain molybdenum in amounts from 0.25 to 8%. Biologically, molybdenum as a trace element is necessary for nitrogen fixation and other metabolic processes. (Source: Los Alamos National Labs.)

ITEM 1A. RISK FACTORS

Risks Related to Our Business

We were incorporated on January 13, 2005 and have a limited operating history. There is no basis upon which you can evaluate our proposed business and prospects and to date we have been involved primarily in organizational activities and obtaining our Option to Purchase Claims Agreement.

  We have not begun the exploration of our Claims, and there is no way to evaluate the likelihood of whether we will be able to operate our proposed business successfully.

  If our business fails to develop in the manner we have anticipated, you will lose your investment in the shares.

  If our business develops management may be unable to effectively or efficiently operate our business in which event you will lose your investment in the shares.

Newly formed mineral exploration companies encounter extraordinary risks, and unforeseen problems

  Because we just recently commenced our business, our prospects for success must be considered in the light of the extraordinary risks, unforeseen expenses and problems that newly formed mineral exploration companies normally encounter.

  The creation, execution and maintenance of our plans for our business operation are based solely upon the opinion of our management and they may not have adequately anticipated unforeseen expenses and other problems that newly formed mineral exploration companies normally encounter.  If we have failed to adequately address business commencement risks, our business will not developor grow, and you will lose your investment in the shares.

  New mineral exploration companies are traditionally subject to high rates of failure.

  New mineral exploration companies can be expected to encounter unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates.

As a newly formed mineral exploration company, we will be required to implement our proposed business, and if we are unable to do so you will lose your investment in the shares.

  The likelihood of success must be considered in the light of problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake.

  We can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations.

  If we are unsuccessful in implementing exploration plans or those plans prove unsuccessful our business will likely fail and you will lose your entire investment in the shares.

As a newly formed mineral exploration company, we will be required to anticipate and handle potential growth and we may not be able to do so in which event you will lose your investment in the shares.

  If our Claims prove successful, our potential for growth will place a significant strain on our technical, financial and managerial resources. We may have to implement new operational and financial systems and procedures, and controls to expand, train and manage employees and to coordinate our technical and accounting staffs, and if we fail to do so you will lose your investment in the shares.

Because of the limited capital available to us for the foreseeable future, we may not have sufficient capital to fully implement our business plan.

  We are obligated to pay our operating expenses as they arise, including required annual fees to the State of Nevada. We will also incur legal and accounting expenses to comply with our reporting obligations to the SEC. If we fail to pay any of the forgoing, we may be forced to cease our business operations unless terms are renegotiated.

If we need to raise additional funds, the funds may not be available when we need them. We may be required to provide rights senior to the rights of our shareholders in order to attract additional funds and if we use equity securities to raise additional funds dilution to our shareholders will occur.

  To the extent that we require additional funds, we cannot assure you that additional financing will be available when needed on favorable terms or at all, and if the funds are not available when we need them, we may be forced to terminate our business.

  If additional funds are raised through the issuance of equity securities, the percentage ownership of our existing stockholders will be reduced; and those equity securities issued to raise additional funds may have rights, preferences or privileges senior to those of the rights of the holders of our common stock.

If we fail to make required payments under the Option Agreement we will lose the right to the Claims.

  In order to maintain our rights under the Option Agreement we must timely make annual payments to the Claim Owner and if we fail to do so we will lose our claims as the Option Agreement will be terminated.

  If our Option Agreement is terminated we may be forced to cease our business operations in which event you will lose your investment in the shares.

If our exploration program provides results indicating a commercially viable mineral deposits exist within the Subject Claims we will be required to raise substantial additional capital or locate a joint venture partner in order to achieve production and generate revenue from such deposits.

  If the initial results of our exploration program are successful, we may try to enter a joint venture agreement with a partner for the further exploration and possible production from any mineral deposits within the Claims.

  If we enter into a joint venture agreement, we would likely be required to assign a percentage of our interest in the Claims to the joint venture partner.

  If we are unable to enter into a joint venture agreement with a partner, or if we are otherwise unable to raise substantial additional capital, our business may fail and you will lose your entire investment in the shares.

Most, if not all, of our competition will be from larger, more well established and better financed companies, and if we are unable to successfully compete with other companies our business will fail.

  If we are able to implement our business operations, substantially all of our competitors will have greater financial resources, technical expertise and managerial capabilities than we do.

  If we are unable to overcome such competitive disadvantages, we will be forced to cease our business operations.

We currently have no employees other than our Directors who serve on a part-time basis, we do not pay our officer any cash compensation, and if they were to leave our employ, our business could fail.

  Because our ability to engage in business is dependent upon, among other things, the personal efforts, abilities and business relationships of our Directors, if they were to terminate employment with us or become unable to provide such services before a qualified successor, if any, could be found, our business could fail.

  Our current Directors do not provide full time services to us, and we will not have full-time management until such time, if ever, as we engage employees on a full-time basis.

  We do not maintain "key person" insurance on our Directors, and if our Directors were to die or become disabled, we do not have any insurance benefits to defer the costs of seeking replacements.

We may be unable to attract or retain employees in which event our business could fail.

  Competition for personnel in the junior mineral exploration industry is intense. Because of our limited resources, we may not be able to compensate our employees at the same level as our competitors. If we are unable to attract, retain and motivate skilled employees, our business could fail.

  We cannot make any assurances that we will have the financial resources to hire full–time personnel when they are needed or that qualified personnel will then be available, and if we are unable to hire full–time personnel when they are needed, our business could fail.

As a result of the speculative nature of mineral property exploration, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.

  Exploration for minerals is a speculative venture necessarily involving substantial risk. We can provide you with no assurance that our Subject Claims contain any commercially exploitable reserves.

  The exploration work that we intend to conduct on the Subject Claims may not result in the discovery of commercial quantities of gold.

  Problems, such as unusual and unexpected rock formations and other conditions, are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan and you would lose your entire investment in the shares.

There are inherent dangers involved in mineral exploration, and, as a result, there is a risk that we may incur liability or damages as we conduct our business.

  The search for valuable minerals involves numerous hazards and risks, such as cave-ins and pollution liability. Additional risks include, but are not limited to:

  unanticipated ground and water conditions and adverse claims to water rights;

  geological problems;

  metallurgical and other processing problems;

  the occurrence of unusual weather or operating conditions and other force majeure events;

  lower than expected ore grades;

  accidents;

  delays in the receipt of or failure to receive necessary government permits;

  delays in transportation;

  labor disputes;

  government permit restrictions and regulation restrictions;

  unavailability of materials and equipment;

  the failure of equipment or processes to operate in accordance with specifications or expectations.

  We may be unable or unwilling to obtain insurance against such hazards and risks. We currently have no insurance, and we not expect to obtain any such insurance in the foreseeable future.

  If we were to incur such hazards or risks, the costs of overcoming these hazards may exceed our ability to do so, in which event we could be required to liquidate all our assets and you will lose your entire investment in the shares.

  The risks associated with exploration and development and if applicable, mining as described above could cause personal injury or death, environmental damage, delays in mining, monetary losses and possible legal liability. We are not currently engaged in mining operations because we are in the exploration phase and have not yet any proved molybdenum reserves. We do not presently carry property and liability insurance nor do we expect to get such insurance for the foreseeable future Cost effective insurance contains exclusions and limitations on coverage and may be unavailable in some circumstances.

If our exploration program is able to confirm commercial concentrations of molybdenum on our Claims, we are unable to provide any assurance that we will be able to successfully place any of the Claims into commercial production.

  If our exploration programs are successful in confirming deposits of commercial tonnage and grade, we will require a joint venture partner or additional funds in order to place the Subject Claims into commercial production.

  In such an event, we may be unable to locate a joint venture partner or obtain any required funds, in which event you may lose your entire investment in the shares.

Because access to our Claims is can be restricted by inclement weather, we may be delayed in implementing or continuing with our exploration, as well as, with any future mining efforts.

  Access to the Subject claims may be hindered during the period between December and March of each year due to inclement weather conditions in the area. As a result, any attempts to visit, test, or explore the Claims are largely limited to a several months of the year when weather permits such activities.

  These limitations can result in significant delays in our exploration efforts, as well as, any mining and production in the event that commercial amounts of minerals are found. Such delays can result in our inability to meet our obligations under the Option Agreement. Such failures could cause our business to fail and you would lose the entire investment in the shares.

As we undertake exploration of our Claims, we will be subject to compliance of government regulation that may increase the anticipated time and cost of our exploration program.

  There is much governmental regulation that materially affects the exploration of minerals. We will be subject to the mining laws and regulations of the Province of Quebec as well as the laws and regulations of Canada or other countries where we may choose to operate.

  We may be required to obtain work permits, post bonds and perform remediation work for any physical disturbance to the land in order to comply with applicable law.

  Our planned exploration program budgets provide amounts for anticipated regulatory compliance, however, there is a risk that the amounts budgets may be inadequate due to errors, omissions or additional regulations, any one of which prevent us from carrying out our exploration program.

Market factors in the mining business are out of our control. As a result, we may not be able to market any minerals that may be found.

  The mining industry, in general, is intensively competitive, and we are unable to provide any assurance that a ready market will exist of the sale of molybdenum or other minerals, even if we commercial quantities of are discovered within the Claims.

  Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection.

  The exact effect of these factors cannot be accurately predicted, but the impact or any one or a combination thereof may result in our inability to generate any revenue, in which event you will lose your entire investment in the shares.

Risks Related to Our Common Stock

We are not listed or quoted on any exchange and we may never obtain such a listing or quotation.

  There may never be a market for stock and stock held by our shareholders may have little or no value. There is presently no public market in our shares. While we intend to contact an authorized OTC Bulletin Board market maker for sponsorship of our securities, we cannot guarantee that suchsponsorship will be approved and our stock listed and quoted for sale. Even if our shares are quotedfor sale, buyers may be insufficient in numbers to allow for a robust market, it may prove impossible tosell your shares.

  Even if we obtain a listing on an exchange and a market for our shares develops, sales of a substantial number of shares of our common stock into the public market by certain stockholders may result in significant downward pressure on the price of our common stock and could affect your ability to realize the current trading price of our common stock.

The trading price of our common stock on the may fluctuate significantly and stockholders may have difficulty reselling their shares.

  Additional issuances of equity securities may result in dilution to our existing stockholders. Our Articles of Incorporation authorize the issuance of 50,000,000 shares of common stock.

Our common stock is subject to the "penny stock" rules of the SEC.

  Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

  Because our stock is not traded on a stock exchange or on the NASDAQ National Market or the NASDAQ Small Cap Market and because the market price of the common stock is less than $5.00 per share, the common stock is classified as a "penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

  That a broker or dealer approve a person's account for transactions in penny stocks; and

  The broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

  In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

Obtain financial information and investment experience objectives of the person; and

Make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which:

Sets forth the basis on which the broker or dealer made the suitability determination; and;

That the broker or dealer received a signed, written agreement from the investor prior to the transaction.

  Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

  Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

A decline in the future price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

  Our directors and officers reside outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

  Investing in our Common Stock will provide you with an equity ownership in a resource company. As one of our stockholders, you will be subject to risks inherent to our business. The trading price of your shares will be affected by the performance of our business relative to, among other things, competition, market conditions and general economic and industry conditions. The value of your investment may decrease, resulting in a loss. You should carefully consider the following factors as well as other information contained in this registration statement before deciding to invest in shares of our Common Stock.

  The factors identified below are important factors (but not necessarily all of the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by, or on behalf of, the Company. Where any such forward-looking statement includes a statement of the assumptions or bases underlying such forward-looking statement, we caution that, while we believe such assumptions or bases to be reasonable and make them in good faith, assumed facts or bases almost always vary from actual results, and the differences between assumed facts or bases and actual results can be material, depending upon the circumstances. Where, in any forward- looking statement, the Company, or its management, expresses an expectation or belief as to the future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result, or be achieved or accomplished. Taking into account the foregoing, the following are identified as important risk factors that could cause actual results to differ materially from those expressed in any forward- looking statement made by, or on behalf of, the Company.

87% of our shares of Common Stock are controlled by Principal Stockholders and Management.

87% of our Common Stock is controlled by four stockholders of record. This figure includes stock controlled by directors and officers who are the beneficial owners of about 43.4% of our Common Stock. This does not include, with respect to both groups, an additional 250,000 restricted common shares that will be issued on or before July 15, 2009 and 250,000 restricted common shares that will be issued on or before July 15, 2010 as part of our agreement to acquire 61 mineral claims. Such ownership by the Company's principal shareholders, executive officers and directors may have the effect of delaying, deferring, preventing or facilitating a sale of the Company or a business combination with a third party.

Even taking into account the limitations of Rule 144, the future sales of restricted shares could have a depressive effect on the market price of the Company’s securities in any market, which may develop.

The 17,303,000 shares of Common Stock presently issued and outstanding, as of the date hereof, are “restricted securities” as that term is defined under the Securities Act of 1933, as amended, (the “Securities Act”) and in the future may be sold in compliance with Rule 144 of the Securities Act, or pursuant to a Registration Statement filed under the Securities Act. Rule 144 provides, in essence, that a person, who has not been an affiliate of the issuer for the past 90 days and has held restricted securities for six months of an issuer that has been reporting for a period of at least 90 days, may sell those securities so long as the Company is current in its reporting obligations. After one year, non-affiliates are permitted to sell their restricted securities freely without being subject to any other Rule 144 condition. Sales of restricted shares by our affiliates who have held the shares for six months are limited to an amount equal to one percent (1%) of the Company’s outstanding Common stock that may be sold in any three-month period. After the shares registered herein are freely traded, unregistered holders of the restricted shares may each sell approximately 75,552 shares during any ninety-day (90 day) period after the registration statement becomes effective. Additionally, Rule 144 requires that an issuer of securities make available adequate current public information with respect to the issuer. Such information is deemed available if the issuer satisfies the reporting requirements of sections 13 or 15(d) of the Securities and Exchange Act of 1934 (the “Securities Exchange Act”) or of Rule 15c2-11 thereunder. There is no limitation on such sales and there is no requirement regarding adequate current public information. Sales under Rule 144 or pursuant to a Registration Statement filed under the Act, may have a depressive effect on the market price of our securities in any market, which may develop for such shares.

If shareholders sell a large number of shares all at once or in blocks, the value of our shares would most likely decline.

The Company has 17,303,000 shares of Common Stock outstanding as of December 31, 2008, of which 2,303,000 will eventually become freely tradable. The availability for sale of a large amount of shares may depress the market price for our Common Stock and impair our ability to raise additional capital through the public sale of Common Stock. The Company has no arrangement with any of the holders of our shares to address the possible effect on the price of the Company's Common Stock of the sale by them of their shares.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

The accompanying financial statements have been prepared assuming the we will continue as a going concern. As discussed in Note 1 to the financial statements, we were incorporated on January 13, 2005, and we do not have a history of earnings, and as a result, our auditors have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

FORWARD-LOOKING STATEMENTS

Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in this Risk Factors section and elsewhere in this prospectus.

This registration statement contains forward-looking statements as that term is used in federal securities laws, about our financial condition, results of operations and business that involve risks and uncertainties We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. These statements include, among others:

statements concerning the benefits that we expect will result from our business activities and certain transactions that we have completed, such as increased revenues, decreased expenses and avoided expenses and expenditures; and

statements of our expectations, beliefs, future plans and strategies, anticipated developments and other matters that are not historical facts.

These statements may be made expressly in this document or with documents that we will file with the SEC. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions used in this prospectus. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. We caution you not to put undue reliance on these statements, which speak only as of the date of this Prospectus Further, the information contained in this registration statement is a statement of our present intention and is based on present facts and assumptions, and may change at any time and without notice, based on changes in such facts or assumptions.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

ITEM 2. FINANCIAL INFORMATION

The data set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” below should be read in conjunction with our financial statements and other financial information included elsewhere in this Registration Statement.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This discussion and analysis contains forward-looking statements relating to our future events or our future financial performance. These forward-looking statements involve certain risks, uncertainties and assumptions. In light of these risks and uncertainties, the forward-looking events discussed in this registration statement might not occur. Our actual financial results and performance may differ materially from those anticipated. Factors that may cause actual results or events to differ materially from those contemplated by the forward-looking statements include, among other things, the matters set forth in “Risk Factors,” “Business” and elsewhere in this Registration Statement. You are cautioned not to place undue reliance on forward-looking statements contained in the Registration Statement as they speak only as of the date of this Registration Statement. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. See “Special Note Regarding Forward-Looking Statements.”

Overview

Our business activities to date have not provided any cash flow. During the next twelve months we anticipate incurring costs and expenses related to filing of Exchange Act reports, exploratory work on our claims and maintenance of our Option Agreement to those claims as well as costs related to the management of a public company if we are successful in bringing the Company to trade. Management will fund the costs and expenses to be incurred as a result of such activities through further investment in our Company through additional equity financing by private investors. Based on our history as a developmental stage company, it is difficult to predict our future results of operations. Our operations may never generate significant revenues or any revenues whatsoever, and we may never achieve profitable operations.

We incurred total operating expenses in the amount of $33,886 for the period from our inception on January 13, 2005 to October 31, 2008. These operating expenses were comprised of, legal and accounting fees of $9,970, consulting fees of $22,500, Filing and organizational costs of $765 and office and general expenses of $251. Additionally, the Company incurred mineral property acquisition costs of $16,600.

Year Ended January 31, 2008 Compared to the Year Ended January 31, 2007

Total Operating Expenses were $7,390 for the year ended December 31, 2008, as compared to $250 for the year ended December 31, 2007, an increase of $7,140. The increase was attributable to registration and filing fees of $390 and consulting fees of $7,000 during the 2008 fiscal year.

As a result of the increased expenses, we incurred a net loss of $7,390 for the year ended January 31, 2008 compared to a net loss of $250 for the year ended December 31, 2007.

Nine Months Ended October 31, 2008 Compared to the Nine Months Ended October 31, 2007

General Operating expenses were $26,121 for the nine months ended October 31, 2008, as compared to $2,715 for the nine months ended October 31, 2007. This represented an increase of $23,406. The increase was attributable to an increase in consulting fees from $2,500 during the nine months period ending October 31, 2007 to $15,900 during the nine month period ending October 31, 2008. Additionally the Company spent a total of $9,970 for legal and accounting fees during the nine month period ending October 31, 2008 whereas legal and accounting fees during the nine month period ending October 31, 2007 were nil. Office and other general expenses also increased from $140 during the nine month period ending October 31, 2007 compared to $251 during the nine month period ending October 31, 2008 These extra expenses reflected the fact that the Company had increased its formation activities.

Liquidity and Capital Resources

At October 31, 2008, our current assets total was $79,274. This included a cash balance of $72,274 and prepaid expenses of $7,000.

To date, the Company’s operations have been funded by private placement investors

During 2006 we issued 2,000,000 shares to an investor at a price of $0.001 per share via a Private Placement and raised a total $2,000. Between September 9, 2007 and October 16, 2007 we issued 13,000,000 to four investors at a price of $0.001 per share via Private Placements and raised a total of $13,000. During 2008 we issued 1,053,000 shares to investors, at a price of $0.10 per share via Private Placements and raised a total of $105,300. Total funds raised from 2006 through 2008 was $120,300. No commissions were paid to raise these funds.

Our independent auditors have issued a going concern paragraph in their opinion on the financial statements for the year ended January 31, 2008 and the nine months ending October 31, 2008 that states there is substantial doubt about our ability to continue as a going concern. Specifically, our independent auditors has stated that the Company has working capital of $70,814 at October 31, 2008 and had a net loss of $26,121 for the nine months ended October 31, 2008, and might not have sufficient working capital for the next twelve months. These factors create substantial doubt as to the ability of the Company to continue as a going concern. Realization values may be substantially different from the carrying values as shown in these financial statement should the Company be unable to continue as a going concern. Management is in the process of identifying sources for additional financing to fund the ongoing development of the Company’s business.

Critical Accounting Policies

The Company's significant accounting policies are summarized as follows:

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Cash and cash equivalents

Cash and cash equivalents include cash on hand.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, investments in special purpose entities or undisclosed borrowings or debt. Additionally, we are not a party to any derivative contracts or synthetic leases.

Quantitative and Qualitative Disclosures About Market Risk

Not required by Regulation S-K for smaller reporting companies.

ITEM 3. PROPERTIES

Whitton Township and Gayhurst Township in Province of Quebec mining claims – Canada

The Company entered into an option agreement dated June 26, 2008 to acquire a 100% interest in three groups of mineral claims with 21, 28 and 12 claims, respectively, in Whitton Township and Gayhurst Township, Province of Quebec, Canada. Pursuant to the agreement, the Company paid $16,600 and issued 250,000 common shares at $0.10 per share on July 15th 2008 for the first payment. The second cash payment in amount of $16,600 and 250,000 common shares issuance shall be executed on or before July 15, 2009. The last cash payment in amount of $16,600 and 250,000 common shares issuance shall be executed on or before 2010.

Alaska Pacific Energy Claims/Cells
Township	NTS Map No.	Claim no.
WHITTON	21E-10	2144379
WHITTON	21E-10	2144380
WHITTON	21E-10	2144381
WHITTON	21E-10	2144382
WHITTON	21E-10	2144383
WHITTON	21E-10	2144384
WHITTON	21E-10	2144385
WHITTON	21E-10	2144386
WHITTON	21E-10	2144387
WHITTON	21E-10	2144388
WHITTON	21E-10	2144389
WHITTON	21E-10	2144390
WHITTON	21E-10	2144391
WHITTON	21E-10	2144392
WHITTON	21E-10	2144393
WHITTON	21E-10	2144394
WHITTON	21E-10	2144395
WHITTON	21E-10	2161062
WHITTON	21E-15	2161063
WHITTON	21E-15	2161064
WHITTON	21E-15	2161065

Township	NTS Map No.	Row	Column

WHITTON	21E-10	20	1
WHITTON	21E-10	20	2
WHITTON	21E-10	20	3
WHITTON	21E-10	20	4
WHITTON	21E-10	20	5
WHITTON	21E-10	20	6
WHITTON	21E-10	20	7
WHITTON	21E-10	20	8
WHITTON	21E-10	21	1
WHITTON	21E-10	21	2
WHITTON	21E-10	21	3
WHITTON	21E-10	21	4
WHITTON	21E-10	21	5
WHITTON	21E-10	21	6
WHITTON	21E-10	21	7
WHITTON	21E-10	21	8
WHITTON	21E-10	22	6

WHITTON	21E-10	22	7
WHITTON	21E-10	22	8
WHITTON	21E-10	22	9
WHITTON	21E-10	27	1
WHITTON	21E-10	28	1
WHITTON	21E-10	28	2
WHITTON	21E-10	29	1
WHITTON	21E-10	29	2
WHITTON	21E-10	29	3
WHITTON	21E-10	30	2
WHITTON	21E-10	30	3

TOWNSHIP	NTS MAP No.	ROW	COLUMN

GAYHURST	21E-15	1	15
GAYHURST	21E-15	1	16
GAYHURST	21E-15	2	15
GAYHURST	21E-15	2	16
GAYHURST	21E-15	3	15
GAYHURST	21E-15	3	16
GAYHURST	21E-15	4	15
GAYHURST	21E-15	4	16
GAYHURST	21E-15	5	15
GAYHURST	21E-15	5	16
GAYHURST	21E-15	6	15
GAYHURST	21E-15	6	16

Alaska Pacific Energy Claims Maps

ALASKA PACIFIC ENERGY CORP. CLAIMS – Map NTS 21e15

45°48'00"
5072000mN
5068000mN
348000mE
352000mE
356000mE
-70°54'00"
Saint-Sébastien
Saint-Sébastien
Bluets
Sud
Mont de Saint-Sébastien
Lac de

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 of the Company’s outstanding common stock as of December 31, 2008 by (i) each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding common stock, (ii) each director of the Company, (iii) each person named in the Summary Compensation Table, and (iv) all current executive officers and directors as a group. Except as indicated in the footnotes below, the security and stockholders listed below possess sole voting and investment power with respect to their shares. The figures are based on a total of 17,303,000 common shares as of December 31, 2008.

Beneficial ownership means sole and shared voting power or investment power with respect to a security. In computing the number and percentage of shares beneficially owned by a person, shares of Common Stock subject to options and/or warrants currently exercisable, or exercisable at a later date, are counted as outstanding, but these shares are not counted as outstanding for computing the percentage ownership of any other person. At this time, however, there are no such options or warrants granted or outstanding.

		ACTUAL
	ACTUAL AMOUNT	PERCENT OF
IDENTITY OF PERSON	OF SHARES	SHARES	CLASS
OR GROUP	OWNED	OWNED

James R. King
104-14300 Riverport Way	5,000,000	28.9%	Common
Richmond, British Columbia, Canada,

Nanita Holdings Ltd. (1)
5700 Wagtail Court	5,000,000	28.9%	Common
Richmond, British Columbia, Canada,

George Skrivanos (2)
11708 72nd Avenue	2,500,000	14.45%	Common
Delta, British Columbia, Canada,

Tasos Koutsoumbos (3)
6092 Brantford Ave.	2,500,000	14.45%	Common
Burnaby, British Columbia, Canada,

Kouzelne Mesto Ltd. (4)
27/93 Sokolovska	1,000,000	5.9%	Common
Prague, Czech Republic 186 00

Officers and Directors as a Group
(three persons)	10,000,000	57.79%	Common

Beneficial Ownership of Securities: Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, involving the determination of beneficial owners of securities, includes as beneficial owners of securities, any person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has, or shares, voting power and/or investment power with respect to the securities, and any person who has the right to acquire beneficial ownership of the security within sixty days through any means including the exercise of any option, warrant or conversion of a security.

(1) Nanita Holdings Ltd. is a company incorporated in British Columbia, Canada and is owned as to 100% by Mike Moustakis, an affiliate of the Company by virtue of the fact that he is the beneficial owner of 28.9% of the issued shares of the Company.

(2) George Skrivanos is a Director of the Company.

(3) Tasos Koutsoumbos an officer (treasurer) of the Company.

(4) Kouzelne Mesto Ltd., was incorporated in the Czech Republic in April, 1994 and is 100% owned by Geoffrey Armstrong, a former employee of the Company.

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names and ages of our current directors and executive officers, their principal offices and positions and the date each such person became a director or executive officer. The Board of Directors elects our executive officers annually. Our directors serve one-year terms or until their successors are elected and accept their positions. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships or understandings between any of the directors and executive officers. In addition, there was no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.

Name of Director or			Date of Position
Executive Officer	Age	Current Position and Office	& Term of Office

James R. King	74	President, Secretary and Director	January 13, 2005
			Term: one year

Timothea Welsh	44	Director	February 7, 2005
			Term: one year

George Skrivanos	34	Director	September 10, 2007
			Term: one year

Anastasios Koutsoumbos	59	Officer, Treasurer	February 1, 2008
			Term: one year

James R. King, President and Director: Mr. King has more than 30 years of experience in a variety of organizational, business ownership, and management capacities. From 1966 to 1975 he was a partner in Pender Holdings Inc. and Magic Lake Estates Ltd., a private, Canadian recreational land development company and was heavily involved in every aspect of this project, from conception to completion including: land purchase; planning developments, surveying, hiring, organizing construction crews, supervising staff and subcontractors, developing of advertising, marketing and sales programs. Mr. King was responsible for the development and sale of 1,400 serviced properties associated with the development all delivered within budget and targeted time frame.

During the years 1970 to1986, he was a partner in creating and developing, from a small business, a private architectural special interest, consumer and trade magazine “ Select Home Designs and parallel home plan specialty business, Planners Plus Enterprises Ltd. This was sold to the communication and publishing company, Southam Communications in 1984. It continues to be a publishing and home plan business, and is now owned by an American corporation

From 1985 to1987 he was a partner in a company that took a consumer product from an inventor's idea through research and development to successful launch into the marketplace. This was a plastic injection mold process. Mr. King was involved with the engineering and manufacturing process as well as the planning and implementation of the company’s marketing and merchandising strategy. Mr. King served as President of Kelly Kerr Energy Corp. (KYK.VSE) from 1987 to 1989. This was a public company exploring for oil and gas.

In February,1997 he entered into a consulting agreement with KIK Tire Technologies Inc., (KIK.CDNX) a public company listed on the Canadian Venture Stock Exchange. His primary responsibility was creation of the company’s Investor relations program, and the raising of development capital. The consulting agreement expired in July,1998.

From 1998 until 2000, Mr. King undertook several small private consulting contracts to plan marketing programs for various consumer products, and also entered into a consulting agreement with FirstWirelessDirect Cellular Inc. a private company.

From August, 1999 to January, 2006, he was president of Pacific Rim Solutions, a private US corporation, that was developed as a vitamin sales company for which it developed a business web site www.vitaminsales.com. The private company was eventually sold in January 2006.

George Skrivanos, Director: George Skrivanos has more than 15 years of experience in management and private business ownership capacities. From August 1987 to the present he has had an active role in his family restaurant, Athens Pizza Ltd., a privately held company incorporated in the province of British Columbia. His involvement with Athens Pizza Ltd. began as a kitchen helper when he was 12 years old and now includes all aspects of the business including hiring, marketing strategy, menu pricing, and overseeing of business investments and acquisitions.

Concurrently, from September 2004 to the present, he has managed his family real property holding company, Falanthi Holdings Ltd., a privately held company incorporated in the province of British Columbia. He is responsible for the acquisition of new properties and the renovation of existing properties. His responsibilities also include drafting and negotiating commercial and residential leases, planning and establishing budgets for renovations, managing the rental properties, and evaluating new investment opportunities.

From March 2003 to March 2007, George Skrivanos was elected to the Board of Directors of The Messinian Brotherhood of British Columbia, a not for profit association incorporated in the province of British Columbia. In 2004, George was appointed Treasurer of this association and from 2005 to 2007 he served as President. The Messinian Brotherhood of BC organizes various social and fund raising events every year so that British Columbians of Messinian (Greek province) descent can get together. Profits from these events are donated to various worthy causes including local churches and fire victims in Greece.

George has been an active investor in Canadian and US stock markets since 1999.

Timothea J. Welsh, Director: Mrs. Welsh has more than 15 years experience in management. From November 2002 to November 2007 she was area supervisor of LA SENZA Inc. (TSX: LSZ) La Senza is a Canadian incorporated specialty retailer company with approximately 1000 stores operating in North America. The company also franchises internationally. Stores are located in every province in Canada. In addition, 231 independently owned "La Senza" and "La Senza Girl" stores are operating in 20 other countries under license. During her time with La Senza, she was responsible for the operations of 8 of La Senza’s stores. Her duties included management of sales, wage cost, human resources, staffing, shipping and receiving, merchandising, inventory control and customer service. From December 2001 to November 2002 Mrs. Welsh was store manager of “Silk and Satin” a private specialty retail store. As the store manager her responsibilities included all aspects of running the store. This included opening and closing procedures, hiring and termination of employees, store team motivation and development, wage cost controls, establishment and fulfillment of sales goals, shipping and receiving controls, store merchandising stock room organization, loss prevention (internal and external) inventory control; customer service, cash procedures and payroll. From January 1999 to December 2001 she was self-employed as a home-caregiver. From August 1995 to January 1999 she was store manager of Odin Books, a specialty bookstore catering to health and education professionals worldwide. Odin Books attends international conferences advertising and selling their books. Odin Books has an international mail order business as well as a store located in Vancouver, Canada. As the store manager her responsibilities included all aspects of running the store. From August 1991 to January 1995 she was employed at Mariposa Clothing Store, a private company, where she started as a manager trainee and eventually becoming store manager.

She holds a Computer Information Systems Diploma from Langara College in Vancouver, Canada. The program included training in a wide variety of computer programming languages, company systems, work in creating effective, efficient systems in all departments of a company, use of flow charts, management training including topics such as employee training, motivation, time management, employment regulations, employee recruitment and interviewing techniques. The business courses included work in accounting, marketing, statistics, cost controls, sales forecasting and analysis, target markets, demographics, public speaking and presentations.

Her duties for Alaska Pacific Energy Corp. include acting and fulfilling duties of a responsible director, working with the President in all aspects of helping to direct the company in its start up business affairs, assisting the president to set up filing systems and keep corporate record keeping up to date, creating accounts payable and receivable files and keeping them in good standing, generally supporting the president in building APEC.

Anastasios Koutsoumbos, Treasurer: Mr. Koutsoumbos was born in Athens, Greece and immigrated to Canada 1972. He is semi-retired and has many years of experience with communications technology. He was with Teleglobe Canada most of his active working life, and worked more than 25 years with Teleglobe Canada until the company closed their Burnaby, British Columbia Branch in September, 2005. His experience with the company covered areas from assembly, design to troubleshooting mostly in Canada but also worldwide.

ITEM 6. EXECUTIVE COMPENSATION

The following table sets forth the total compensation paid to or accrued, during the fiscal years ended January 31, 2006, to 2009 to the Company’s highest paid executive officers. No salaries were paid prior to 2006. No restricted stock awards, long-term incentive plan payout or other types of compensation were paid to these executive officers during these fiscal years.

Summary Compensation Table
Name and		Annual	Annual	Other	Comp.	Long		All
Position	YEAR	Comp.	Comp.	Annual	Rest.	Term	LTIP	Other
		Salary	Bonus	Comp.	Stock	Comp.	Payouts	(1)
		($)	($)			Options

	2006	NIL	NIL	NIL	NIL	NIL	NIL	NIL
James R. King	2007	NIL	NIL	NIL	NIL	NIL	NIL	NIL
President, Secretary,	2008	NIL	NIL	NIL	NIL	NIL	NIL	NIL
Director	2009	NIL	NIL	NIL	NIL	NIL	NIL	NIL
	2006	NIL	NIL	NIL	NIL	NIL	NIL	NIL

Timothea Welsh	2007	NIL	NIL	NIL	NIL	NIL	NIL	NIL
	2008	NIL	NIL	NIL	NIL	NIL	NIL	NIL
	2009	NIL	NIL	NIL	NIL	NIL	NIL	NIL

George Skrivanos	2007	NIL	NIL	NIL	NIL	NIL	NIL	NIL
Director	2008	NIL	NIL	NIL	NIL	NIL	NIL	NIL
	2009	NIL	NIL	NIL	NIL	NIL	NIL	NIL

Anastasios
Koutsoumbos,	2008	NIL	NIL	NIL	NIL	NIL	NIL	NIL
Treasurer	2009	NIL	NIL	NIL	NIL	NIL	NIL	NIL

(1) If applicable, all other compensation includes health insurance and life insurance plans or benefits, car allowances, etc. The Company may omit information regarding group life, health, hospitalization, medical reimbursement or relocation plans that do not discriminate in scope, terms or operation, in favor of executive officers of directors of the registrant and that are available generally to all salaried employees.

LTIP: "Long-Term Incentive Plan" means any plan providing compensation intended to serve as incentive for performance to occur over a period longer than one fiscal year, whether such performance is measured by reference to financial performance of the Company or an affiliate, the Company's stock price, or any other measure, but excluding restricted stock, stock option and Stock Appreciation Rights (SAR) plans

To date, no options to purchase shares of the Company’s common stock have been granted.

Additional Compensation of Directors

We have no official plan or policy for compensating directors with stock options or stock awards. Other than pursuant to current salaries for their executive positions with the Company, if applicable. No other directors are currently compensated by the Company in consideration of their service as a director.

Narrative Disclosure to Summary Compensation Table

We have entered into an executive services agreement with Mr. King, dated January 13, 2005. The Executive has agreed that there will be no cash remuneration.

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

*	Any of our directors or officers;

*	Any person proposed as a nominee for election as a director;

*	Our promoter(s) Mr. King and Mr. Skrivanos;

*	Any member of the immediate family of any of the foregoing persons.

By virtue of the Option Agreement to Acquire Claims between the Company and Robert Rosenblat dated June 26, 2008, Mr. Rosenblat will beneficially own less than 5% of the voting rights attached to our outstanding shares of common stock if the Agreement is fully consummated. As of the date of the execution of the Agreement, Mr. Rosenblat held no shares or any other interest in the Company and the Agreement to acquire the claims was made at arms length.

Expenses and Meetings

All officers and directors will be reimbursed for any expenses incurred on our behalf, including travel, lodging and meals. They may also, at such time as we have sufficient revenues from operations of our business, receive a fee for Board meetings attended, including meetings of committees of our Board, however, no such fees have been paid as of the date of this filing.

ITEM 8. LEGAL PROCEEDINGS.

We are currently not a party to nor do we have any knowledge of any pending legal proceedings concerning our Company or any of its directors or officers.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

The number of record holders of our Common Stock was 42 holders as of December 31, 2008.

Our Common Stock is not publicly traded or quoted on any stock exchange or other interdealer electronic trading facility. We have no present plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in the Common Stock. We cannot make any assurances that a trading market for our Common Stock will ever develop. We have not registered the Common Stock for resale under the blue-sky laws of any state. The holders of shares of our Common Stock, and persons who may wish to purchase shares of our Common Stock in any trading market that might develop in the future, should be aware that significant state blue sky laws and regulations may exist which could limit the ability of our stockholders to sell their shares and limit potential purchasers from acquiring our Common Stock.

As of January, 2008, 2,303,000 shares of our Common Stock would be eligible for resale under Rule 144 of the Securities Act were a trading market in our Common Stock to develop, which calculation excludes shares of our Common Stock held by our executive officers and directors. In general, under certain provisions of Rule 144, a person may sell shares of Common Stock acquired from us immediately without regard to manner of sale, the availability of public information about us or volume limitations, if: the person is not our affiliate and has not been our affiliate at any time during the three months preceding the sale; and the person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than one of our affiliates. There is currently no trading market for the Common Stock.

Employee Compensation Plans

As of December 31, 2008, we do not have any equity compensation plans.

ITEM 10: RECENT SALE OF UNREGISTERED SECURITIES

The following summarizes all sales of unregistered securities by Alaska Pacific Energy Corp. since inception on January 13, 2005.

No options have been granted at this time.

On May 17, 2006, Alaska Pacific Energy Corp. issued 2,000,000 restricted shares of its common stock at a price of $0.001 per share to James R King, President and Director. These shares were issued in accordance with Regulation S of the Securities Act of 1933.

On September 9, 2007, Alaska Pacific Energy Corp. issued restricted 5,000,000 shares of its common stock at a price of $0.001 per share to Nanita Holdings Ltd. a British Columbia incorporated company owned as to 100% by Michael Moustakis a resident of British Columbia, Canada. These shares were issued in accordance with Regulation S of the Securities Act of 1933.

Also on September 9, 2007, the Company Issued 2,500,000 restricted shares of its common stock to Tasos Koutsoumbos, now an officer of the Company and 2,500,000 shares of its common stock to George Skrivanos, a Director of the Company. Both individuals are residents of British Columbia, Canada. The shares were issued at a price of $0.001 per share and were issued in accordance with Regulation S of the Securities Act of 1933.

On October 1, 2007, the Company issued 1,000,000 restricted shares of its common stock to Kouzelne Mesto Ltd., a company legally incorporated in the Czech Republic on April 6, 1994 and owned as to 100% by Geoffrey Armstrong. The shares were issued for services to the Company at a deemed price of $0.001 per share and were issued in accordance with Regulation S of the Securities Act of 1933.

On October 16, 2007, the Company issued 3,000,000 restricted shares of its common stock at a price of $0.001 per share to James R King, President and Director. These shares were issued in accordance with Regulation S of the Securities Act of 1933.

On January 28, 2008, the Company Issued 1,000 restricted shares of its common stock to Ritva Silvo, a resident of British Columbia, Canada. The shares were issued at a price of $0.10 per share and were issued in accordance with Regulation S of the Securities Act of 1933.

On January 30, 2008, the Company Issued 1,000 restricted shares of its common stock to Ashley Joyce and 1,000 shares of its common stock to Sophie (Sophia) Joyce. Both individuals are residents of British Columbia, Canada. The shares were issued at a price of $0.10 per share and were issued in accordance with Regulation S of the Securities Act of 1933.

On February 5, 2008, the Company Issued 1,000 restricted shares of its common stock to Bernie Cummings, a resident of British Columbia, Canada. The shares were issued at a price of $0.10 per share and were issued in accordance with Regulation S of the Securities Act of 1933.

On February 5, 2008, the Company Issued 25,000 restricted shares of its common stock to Irene Siqueira and 25,000 shares of its common stock to Anna Thymis. Both individuals are residents of British Columbia, Canada. The shares were issued at a price of $0.10 per share and were issued in accordance with Regulation S of the Securities Act of 1933.

On February 8, 2008, the Company Issued 10,000 restricted shares of its common stock to Stuart Gross a resident of British Columbia, Canada. The shares were issued at a price of $0.10 per share and were issued in accordance with Regulation S of the Securities Act of 1933.

On February 7, 2008, the Company Issued 50,000 shares of its restricted common stock to Teresa Blattmann and 1,000 restricted shares of its common stock to Virpi A Silvo. Both individuals are residents of British Columbia, Canada. The shares were issued at a price of $0.10 per share and were issued in accordance with Regulation S of the Securities Act of 1933.

On February 8, 2008, the Company Issued 1,000 restricted shares of its common stock to Irma Bodo, a resident of British Columbia, Canada. The shares were issued at a price of $0.10 per share and were issued in accordance with Regulation S of the Securities Act of 1933.

On February 11, 2008 the Company issued a total of 211,000 restricted shares of its common stock to five individuals as follows in the amounts set opposite their names:

Raija Karmitsa	1,000 restricted common shares
Art Virvilis	10,000 restricted common shares
Basil Pantages	100,000 restricted common shares
Peter Apostolis	50,000 restricted common shares
Bob Karytianos	25,000 restricted common shares
E. Angela Soursos	25,000 restricted common shares

All of the above noted individuals are residents of British Columbia, Canada. The shares were issued at a price of $0.10 per share and were issued in accordance with Regulation S of the Securities Act of 1933.

On February 12, 2008 the Company issued a total of 300,000 restricted shares of its common stock to two companies and two individuals as follows in the amounts set opposite their names:

Asia Asset Mgmt Inc.	100,000 restricted common shares
Meghna Investments Inc	100,000 restricted common shares
Allan E Korneychuk	50,000 restricted common shares
Gert Blattmann	50,000 restricted common shares

All of the above noted shares were issued at a price of $0.10 per share. The companies and individuals are resident in British Columbia, Canada and the shares were issued in accordance with Regulation S of the Securities Act of 1933.

On February 13, 2008 the Company Issued 50,000 restricted shares of its common stock to Blair Keats and 25,000 restricted shares of its common stock to Angelo Soursos. Both individuals are residents of British Columbia, Canada. The shares were issued at a price of $0.10 per share and were issued in accordance with Regulation S of the Securities Act of 1933.

On February 14, 2008 the Company issued a total of 140,000 restricted shares of its common stock to three individuals as follows in the amounts set opposite their names:

Foti Kyriakelis	20,000 restricted common shares
George Kyriakelis	20,000 restricted common shares
Pirkko Koutsoumbos	100,000 restricted common shares

All of the above noted shares were issued at a price of $0.10 per share. The individuals are resident in British Columbia, Canada and the shares were issued in accordance with Regulation S of the Securities Act of 1933.

On February 17, 2008 the Company issued a total of 31,000 restricted shares of its common stock to four individuals as follows in the amounts set opposite their names:

Litsa Kyriakelis	10,000 restricted common shares
Nick Kyriakelis	10,000 restricted common shares
Shandy Leedahl	10,000 restricted common shares
Peter Koutsoumbos	1,000 restricted common shares

All of the above noted shares were issued at a price of $0.10 per share. The individuals are resident in British Columbia, Canada and the shares were issued in accordance with Regulation S of the Securities Act of 1933.

On February 18, 2008 the Company issued a total of 90,000 restricted shares of its common stock to four individuals as follows in the amounts set opposite their names:

Irene Skrivanos	10,000 restricted common shares
George Cholevas	10,000 restricted common shares
Constantine Cholevas `	50,000 restricted common shares
Stefanos A. Rizothanassis	20,000 restricted common shares

All of the above noted shares were issued at a price of $0.10 per share. The individuals are resident in British Columbia, Canada and the shares were issued in accordance with Regulation S of the Securities Act of 1933.

On February 19, 2008 the Company issued a total of 20,000 restricted shares of its common stock to three individuals and one company as follows in the amounts set opposite their names:

Randy Giesbrecht	10,000 restricted common shares
Joseph Cheba	10,000 restricted common shares

On February 27, 2008 the Company Issued 50,000 restricted shares of its common stock to Anastasios Skrivanos and 20,000 restricted shares of its common stock to Evgenia Skrivanos. Both individuals are residents of British Columbia, Canada. The shares were issued at a price of $0.10 per share and were issued in accordance with Regulation S of the Securities Act of 1933.

On July 15, 2008 the Company Issued 250,000 restricted shares of its common stock to Robert Rosenblat at a deemed price of $0.10 per shares pursuant to an Option Agreement to Acquire Claims, owned by Mr. Rosenblat. This issuance was the first of three issuances, which will total 750,000 shares if the Option Agreement to Acquire Claims is fully completed. Robert Rosenblat is a resident of British Columbia, Canada and the shares were issued in accordance with Regulation S of the Securities Act of 1933.

ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

We currently have authorized capital of 50,000,000 shares, all shares of which are designated as common stock, par value is $0.001 per share. As of December 31, 2008, the Company has outstanding 17,303,000 shares of common stock. Our common stock is not listed for trading on any exchange.

Common Stock

As of December 31, 2008, there were 17,303,000 shares of our common stock issued and outstanding that are held by 44 stockholders of record.

All shares of our common stock have equal voting rights and are entitled to one vote per share in all matters to be voted upon by our stockholders. The shares of common stock do not entitle their holders to any preemptive, subscription, conversion or redemption rights, and may be issued only as fully paid and non-assessable shares. Cumulative voting in the election of directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting at which a quorum is present will be able to elect our entire board of directors if they so choose. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event of our liquidation, each stockholder is entitled to receive a proportionate share of the assets available for distribution to stockholders after the payment of liabilities and after distribution in full of preferential amounts, if any, to be distributed to holders of our preferred stock. Holders of shares of common stock are entitled to share pro rata in dividends and distributions with respect to the common stock when, as and if declared by our board of directors out of funds legally available for dividends. We have not paid any dividends on our common stock and intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy is subject to the discretion of the board of directors. All issued and outstanding shares of our common stock are fully paid and non-assessable. The transfer agent and registrar for our common stock is as follows:

Island Stock Transfer,100 Second Avenue South, Suite 705S St. Petersburg, FL 33701 (727) 289-0010 Office (727) 290-3961 Fax

Preferred Stock

The Company does not have an authorized class of preferred stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Transfer Agent

Island Stock Transfer, 100 Second Avenue South, Suite 705S, St. Petersburg, FL 33701 Office (727) 289-0010 Fax: (727) 290-3961

Registration Rights

None of our directors, officers or shareholders hold registration rights for our common stock.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.751 of Nevada Revised Statutes provides, in effect, that any person made a party to any action by reason of the fact that he is or was a director, officer, employee or agent of the Company may and, in certain cases, must be indemnified by Alaska Pacific Energy Corp. against, in the case of a non-derivative action, judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys’ fees) incurred by him as a result of such action, and in the case of a derivative action, against expenses (including attorneys’ fees), if in either type of action he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and in any criminal proceeding in which such person had reasonable cause to believe his conduct was lawful. This indemnification does not apply, in a derivative action, to matters as to which it is adjudged that the director, officer, employee or agent is liable to the Company, unless upon court order it is determined that, despite such adjudication of liability, but in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnification for expenses.

As authorized by Section 78.037 of Nevada Revised Statutes, the Company’s Articles of Incorporation eliminate or limit the personal liability of a director to the Company or to any of its shareholders for monetary damage for a breach of fiduciary duty as a director, except for:

  Acts or omissions which involve intentional misconduct, fraud or knowing violation of law; or
  The payment of distributions in violation of Section 78.300 of Nevada Revised Statutes.

The Company’s Articles of Incorporation provide for indemnification of officers and directors to the fullest extent permitted by Nevada law. Such indemnification applies in advance of the final disposition of a proceeding.

At present, there is no pending litigation or proceeding involving any director or officer as to which indemnification is being sought, nor is the Company aware of any threatened litigation that may result in claims for indemnification by any director or officer.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The financial statements required to be included in this Registration Statement appear at the end of the Registration Statement beginning on page F-1.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS

(a) The financial statements required to be included in this Registration Statement appear at the end of the Registration Statement beginning on page F-1.

(b) See the Exhibit Index below.

INDEX TO FINANCIAL STATEMENTS

Page No. F-1: Report of Independent Registered Public Accounting Firm

Page No. F-2: Balance Sheets at January 31, 2008 and January 31, 2007

Page No. F-3: Statements of Operations since Inception on January 13, 2005 through January 31, 2007 and for the Years Ended January 31, 2008 and January 31, 2007

Page No. F-4: Statements of Stockholders’ Equity for the Years Ended January 31, 2008 and January
31, 2007

Page No. F-5: Statements of Cash Flows since Inception on January 13, 2005 through January 31, 2007 and for the Years Ended January 31, 2008 and January 31, 2007

Page F-6 – F-12: Notes to Financial Statements

Page F-13 – F-23 Unaudited Financial Statements October 31, 2008

EXHIBITS

The following exhibits are filed as part of this registration statement:

3.1	Certificate of Incorporation filed with State of Nevada, January 13, 2005.

3.2	Bylaws

5.1	Opinion of Legal Counsel, Dieterich and Associates.

10.1	Executive Services Agreement between James R. King and the Registrant dated February 7, 2006
May
10.2	Business Consultant Services Agreement between Kouzelne Mesto Ltd. and the Registrant dated October 1, 2007.

10.3	Bookkeeping Consultant Services Agreement between the Registrant and Cherry Cai, dated March 1, 2008

10.4	Form of Alaska Pacific Energy Corp. Regulation S Subscription Agreement

10.5	Option Agreement to Acquire Claims between Alaska Pacific Energy Corp. and Robert Rosenblat dated June 26, 2008.

14	Code of Ethics dated May 1, 2006

23.1	Consent of Dieterich and Associates(Legal Counsel) (included in opinion listed as Exhibit 5.1)

23.2	Consent of Chisholm, Bierwolf & Nielson, LLC, Independent Registered Public Accounting Firm.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Alaska Pacific Energy Corp.
(An Exploration Stage Company)
Blaine, WA

We have audited the accompanying balance sheets of Alaska Pacific Energy Corp. (An Exploration Stage Company) as of January 31, 2008 and 2007, and the related statements of operations, stockholders' deficit and cash flows for the years then ended and for the period January 13, 2005 (inception) through January 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of Alaska Pacific Energy Corp. (An Exploration Stage Company), as of January 31, 2008 and 2007 and the results of its operations and its cash flows for the years then ended and for the period January 13, 2005 (inception) through January 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring operating losses and might not have sufficient working capital for the next twelve months which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

Chisholm, Bierwolf & Nilson, LLC
Bountiful, Utah
October 10, 2008

Alaska Pacific Energy Corp.
(An Exploration Stage Company)
Balance Sheets

	January 31,	January 31,
	2008	2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$8,843	$1,925

Total Current Assets	8,843	1,925

TOTAL ASSETS	$8,843	$1,925

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Related party payables	$608	$300

Total Current Liabilities	608	300

Total Liabilities	608	300

Commitments	-	-

STOCKHOLDERS' EQUITY

Common stock, 50,000,000 shares authorized with
par value 0.001, 16,000,000 and 2,000,000 shares issued and outstanding, respectively	16,000	2,000
Adittional Paid-in Capital	-	-
Deficit accumulated during the exploration stage	(7,765)	(375)

Total Stockholders' Equity	8,235	1,625

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,843	$1,925

The accompanying notes are an integral part of these financial statements

Alaska Pacific Energy Corp.
(An Exploration Stage Company)
Statements of Operations

			Cumulative Amounts
	For the		From Beginning of
	Year Ended		Exploration Stage
	January 31,		(January 13, 2005) to
	2008	2007	January 31, 2008

REVENUES	$-	$-	$-

OPERATING EXPENSES

Registration and filing fees	390	250	765
Consulting fees	7,000	-	7,000

Total Operating Expenses	7,390	250	7,765
			-
LOSS FROM OPERATIONS BEFORE INCOME TAX	(7,390)	(250)	(7,765)

Provision for income taxes	-	-	-

NET LOSS	$(7,390)	$(250)	$(7,765)

NET LOSS PER SHARE-BASIC & DILUTED	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING - BASIC & DILUTED	7,054,945	1,417,582

The accompanying notes are an integral part of these financial statements

Alaska Pacific Energy Corp.
(An Exploration Stage Company)
Statements of Stockholders' Equity
January 13, 2005 (Inception) through January 31, 2008

				DEFICIT
				ACCUMULATED
	COMMON STOCK		ADDITIONAL	DURING	TOTAL
			PAID-IN	EXPLORATION	SHAREHOLDERS'
			CAPITAL	STAGE	EQUITY
	SHARES	AMOUNT

Balance inception-January 13, 2005	-	-	-	-	-

Net loss for the period ending				(125)	(125)
Balance-January 31, 2006	-	-	-	(125)	(125)

Share issued for cash at $0.001 per share	2,000,000	2,000	-	-	2,000
Net loss for the period ending January 31, 2007	-	-	-	(250)	(250)
Balance-January 31, 2007	2,000,000	2,000	-	(375)	1,625

Share issued for cash at $0.001 per share	13,000,000	13,000	-	-	13,000
Share issued for services at $0.001 per share	1,000,000	1,000	-	-	1,000
Net loss for the period ending January 31, 2008	-	-		(7,390)	(7,390)
Balance-January 31, 2008	16,000,000	$16,000	$-	$(7,765)	$8,235

The accompanying notes are an integral part of these financial statements

F-5

Alaska Pacific Energy Corp.
(An Exploration Stage Company)
Statements of Cash Flows
			Cumulative Amounts
	For the		From Beginning of
	Year Ended		Exploration Stage
	January 31,		(January 13, 2005) to
	2008	2007	January 13, 2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,390)	$(250)	$(7,765)
Adjustments to reconcile net loss to net
cash used by operating activities:
Stock issuance for services	1,000		1,000
Changes in assets and liabilities:
Accounts payable and accrued liabilities	308	175	608

Net Cash Used by Operating Activities	(6,082)	(75)	(6,157)

CASH FLOWS FROM INVESTING ACTIVITIES:

Net Cash Used by Investing Activities	-	-	-

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from issuance of common stock	13,000	2,000	15,000

Net Cash Provided by Financing Activities	13,000	2,000	15,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	6,918	1,925	8,843

CASH AND CASH EQUIVALENTS AT BEGINNING
OF YEAR	1,925	-	-

CASH AND CASH EQUIVALENTS AT END OF YEAR	$8,843	$1,925	$8,843

SUPPLEMENTAL DISCLOSURES

Cash Paid For:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

NON CASH TRANSATIONS:

Stock issued for services	$1,000	$-	$1,000

The accompanying notes are an integral part of these financial statements

1. NATURE ORGANIZATION OF OPERATIONS

Organization

Alaska Pacific Energy Corp. (the “Company”), was incorporated under the laws of the State of Nevada on January 13, 2005 and is engaged in the acquisition, exploration and development of resource properties. The Company has not yet determined whether their properties contain enough mineral reserves, such that their recovery would be economically viable. Further, the Company is considered a development stage Company as defined in SFAS No. 7 and has not, thus far, commenced planned principal operations.

Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America applicable to a going concern which assume that the Company realize its asset and discharge its liabilities in the normal course of business. The Company has working capital of $8,235 of at January 31, 2008 and had a net loss of $7,390 for the year ended January 31, 2008, and might not have sufficient working capital for the next twelve months. These factors create substantial doubt as to the ability of the Company to continue as a going concern. Realization values may be substantially different from the carrying values as shown in these financial statement should the Company be unable to continue as a going concern. Management is in the process of identifying sources for additional financing to fund the ongoing development of the Company’s business. The accompanying financial statements do not include any adjustments related to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, and all highly liquid debt instruments purchased with a maturity of three months or less.

Exploration and development costs

Exploration costs are charged to operations as incurred.

When it has been established that a mineral deposit is commercially mineable and a decision has been made to formulate a mining plan (which occurs upon completion of a positive economic analysis of the mineral deposit), the costs subsequently incurred to develop the mine on the property prior to the start of the mining operations are capitalized. Capitalized amounts may be written down if future undiscounted cash flows, including potential sales proceeds, related to mineral property are estimated to be less than the carrying value of the property. At January 31, 2008 and 2007 the Company had no exploration and development costs.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Stock-Based Compensation

On January 1, 2006, the Company adopted SFAS No. 123 (revised 2004) (SFAS No. 123R), Share-Based Payment, which addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. In January 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 107, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and instead generally requires that such transactions be accounted for using a fair-value-based method. The Company uses the Black-Scholes-Merton (“BSM”) option-pricing model to determine the fair-value of stock-based awards under SFAS No. 123R, consistent with that used for pro forma disclosures under SFAS No. 123, Accounting for Stock-Based Compensation. The Company has elected the modified prospective transition method as permitted by SFAS No. 123R and accordingly prior periods have not been restated to reflect the impact of SFAS No. 123R. The modified prospective transition method requires that stock-based compensation expense be recorded for all new and unvested stock options, restricted stock, restricted stock units, and employee stock purchase plan shares that are ultimately expected to vest as the requisite service is rendered beginning on January 1, 2006 the first day of the Company’s fiscal year 2006. Stock-based compensation expense for awards granted prior to January 1, 2006 is based on the grant date fair-value as determined under the pro forma provisions of SFAS No. 123. As the Company did not grant any stock options in 2005, no pro forma information is provided.

Prior to the adoption of SFAS No. 123R, the Company measured compensation expense for its employee stock-based compensation plans using the intrinsic value method prescribed by APB Opinion No. 25. The Company applied the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, as if the fair-value-based method had been applied in measuring compensation expense. Under APB Opinion No. 25, when the exercise price of the Company’s employee stock options was equal to the market price of the underlying stock on the date of the grant, no compensation expense was recognized. The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force (“EITF”) in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Resource properties

Resource property acquisition costs are capitalized until the viability of the mineral interest is determined. Capitalized acquisition costs are expensed in the period in which it is determined that the mineral property has no future economic value.

Capitalized amounts may be written down if future cash flows, including potential sales proceeds, related to the property are estimated to be less than the carrying value of the property. Management of the Company reviews the carrying value of each resource property interest periodically, and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Reductions in the carrying value of each property would be recorded to the extent the carrying value of the investment exceeds the estimated future net cash flows. At January 31, 2008 and 2007 the Company had no resource property acquisition costs.

Comparative figures

Certain comparative figures have been reclassified to conform with the current year’s presentation.

Income Taxes

Income taxes are accounted for under the liability method of accounting for income taxes. Under the liability method, future tax liabilities and assets are recognized for the estimated future tax consequences attributable to differences between the amounts reported in the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantially enacted income tax rates expected to apply when the asset is realized or the liability settled. The effect of a change in income tax rates on future income tax liabilities and assets is recognized in income in the period that the change occurs. Future income tax assets are recognized to the extent that they are considered more likely than not to be realized.

Loss per Common share

The Company adopted Financial Accounting Standards (SFAS) No. 128. Loss Per Share which simplifies the computation of loss per share requiring the restatement of all prior periods.

Basic losses per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted losses per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted losses per share are excluded from the calculation.

Fair Value of Financial Instruments

The Company’s financial instruments consists of cash, accounts receivables, accounts payables, any loan payable and obligations under capital leases, which have been primarily based in US dollars. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments. The fair value of these financial instruments approximates their carrying values.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…) Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 160, “Non-controlling interests in Consolidated Financial Statements – An amendment of ARB No. 51.” This statements objective is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require ownership interests in the subsidiaries held by parties other than the parent be clearly identified. The adoption of SFAS 160 did not have an impact on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised), “Business Combinations.” This revision statement’s objective is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its effects on recognizing identifiable assets and measuring goodwill. The adoption of SFAS 141 (revised) did not have an impact on the Company’s financial statements.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 creates a fair value option allowing an entity to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and financial liabilities, with changes in fair value recognized in earnings as they occur. SFAS 159 also requires an entity to report those financial assets and financial liabilities measured at fair value in a manner that separates those reported fair values from the carrying amounts of assets and liabilities measured using another measurement attribute on the face of the statement of financial position. Lastly, SFAS 159 requires an entity to provide information that would allow users to understand the effect on earnings of changes in the fair value on those instruments selected for the fair value election. SFAS 159 is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. The Company is continuing to evaluate SFAS 159 and to assess the impact on the Company’s results of operations and financial condition if an election is made to adopt the standard.

3. CAPITAL STOCK

Authorized

The total authorized is 50,000,000 common stocks with a par value of $0.001 per common share.

Issued and outstanding

In May 2006 the Company issued 2,000,000 shares of the common stock for cash at $0.001 per share.

In September 2007 the Company issued 10,000,000 shares of the common stock for cash at $0.001 per share.

In October 2007 the Company issued 1,000,000 shares of the common stock for services, valued at $0.001 per share or $1,000.

3. CAPITAL STOCK (cont’d…)

In October 2007 the Company issued 3,000,000 shares of the common stock for cash at $0.001 per share.

Net Loss Per Share

The Company utilizes SFAS No. 128, “Earnings per Share” to calculate gain/loss per share. Basic earnings/loss per share is computed by dividing the earnings/loss available to common stockholders (as the numerator) by the weighted-average number of common shares outstanding (as the denominator).

	Year Ended	Year Ended
Basic & Diluted Earning Per Share Computation	January 31, 2008	January 31, 2007

(Loss) available to common stockholders	$(7,390)	$(250)
Weighted-average share used to compute:	7,054,945	1,417,582
Basic & Diluted Loss per common share	$(0.00)	$(0.00)

4.  RELATED PARTY TRANSACTIONS

Related party transactions are in the normal course of operations, occurring on terms and conditions that are similar to those of transactions with unrelated parties and, therefore, are measured at the exchange amount.

The Company accrued administration fees of $608 (2007 - $300) to James R. King, a director of the Company. The amounts due to related parties are non-interest bearing and have no specific terms of repayment.

	Year Ended
	January 31,
	2008	2007
Due to a director of the Company	$608	$300
Total	$608	$300

5.  INCOME TAXES

The Company is subject to taxation in the countries and state/provinces where it maintains its registered office and where it operated its sales offices. As a result, the Company is subject to the following taxation: U.S. – Federal, Nevada State.

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No.109 “Accounting for Income Taxes” which requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of the temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. The Company has available at January

5. INCOME TAXES (cont’d…)

31, 2008 an unused operating loss carryforwards of approximately $7,390, which may be applied against future taxable income and which expires in various years through 2028.

The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax law in effect, the future earnings of the Company and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the net deferred tax assets, the Company has established a valuation allowance equal to their tax effect and, therefore, no deferred tax asset has been recognized. The net deferred tax assets are $2,640 as of January 31, 2008, with an offsetting valuation allowance of the same amount.

	For the Year Ended
	January 31,
	2008	2007
Deferred tax asset:
Net operating loss carryforward	$2,640	$128
Valuation allowance	(2,640)	(128)
	$-	$-

The components of income tax expense are as follows:
	For the Year Ended
	January 31,
	2008	2007

Current federal tax	$-	$-
Current state tax	-	-
Change in NOL benefit	(2,512)	(85)
Change in allowance	2,512	85
	$-	$-

6. COMMITMENTS

The Company entered into a business consultant services agreement with Geoffrey J. Armstrong, Kouzelne Mestro Ltd. on October 1st, 2007. The Company agreed to pay US$1,500 per month for a maximum of 12 months in cash based on the rate of $18,000 per annum from commencement date. The Company also agreed to issue one million common stocks for consultant’s services at 0.001 per share or value $1,000. The total cash compensation portion of this agreement will terminate on July 31, 2008. However, the consultant agreed to provide services until such time that the Company achieves a listing for trading in the Company’s shares on a United States Public Market.

7. SUBSEQUENT EVENTS

In February and March 2008 the Company issued 1,053,000 shares of the common stock for cash at $0.10 per share.

The Company entered into an option agreement dated June 26, 2008 to acquire a 100% interest in three groups of mineral claims with 21, 28 and 12 claims, respectively, in Whitton Township and Gayhurst Township, Province of Quebec, Canada. Pursuant to the agreement, the Company paid $16,600 and issued 250,000 common shares at $0.10 per share or valued $25,000 on July 15th 2008 for the first payment, and the other two cash payments and common shares issuances in the same amounts shall be executed on or before July 15, 2009 and 2010, respectively.

Alaska Pacific Energy Corp
(An Exploration Stage Company)
Unaudited Financial Statements
(Expressed in US dollars)
October 31, 2008

Alaska Pacific Energy Corp.
(An Exploration Stage Company)
Balance Sheets

	October 31,	January 31,
	2008	2008
	(Unaudited)
ASSETS
CURRENT ASSETS

Cash and cash equivalents	$72,274	$8,843
Prepaid expenses	7,000	-

Total Current Assets	79,274	8,843

Mining Claims	41,600	-

TOTAL ASSETS	$120,874	$8,843

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

Related party payables	$8,460	$608
Total Current Liabilities	8,460	608
Total Liabilities	8,460	608

Commitments

STOCKHOLDERS' EQUITY	-	-

Common stock, 50,000,000 shares authorized with
par value 0.001, 17,303,000 and 16,000,000 shares issued and outstanding respectively	17,303	16,000
Additional Paid-in Capital	128,997	-
Deficit accumulated during the exploration stage	(33,886)	(7,765)

Total Stockholders' Equity	112,414	8,235

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY	$120,874	$8,843

The accompnaying notes are an integral part of these financial statements

Alaska Pacific Energy Corp.
(An Exploration Stage Company)
Statements of Operations
(Unaudited)

					Cumulative Amounts
	For the		For the		From Beginning of
	Three Months Ended		Nine Months Ended		Exploration Stage
	October 31,		October 31,		(January 13, 2005) to
	2008	2007	2008	2007	October 31, 2008

REVENUES	$-	$-	$-	$-	$-

OPERATING EXPENSES

Registration filing fees	-	75	-	75	765
Office and General expenses	55	140	251	140	251
Accounting & Legal	9,970	-	9,970	-	9,970
Consulting fees	6,300	2,500	15,900	2,500	22,900
		-
Total Operating Expenses	16,325	2,715	26,121	2,715	33,886
		-			-
LOSS FROM OPERATIONS BEFORE INCOME TAX	(16,325)	(2,715)	(26,121)	(2,715)	(33,886)

Provision for income taxes	-	-	-	-	-

NET LOSS	$(16,325)	$(2,715)	$(26,121)	$(2,715)	$(33,886)

NET LOSS PER SHARE-BASIC & DILUTED	$(0.00)	$(0.00)	$(0.00)	$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING - BASIC & DILUTED	17,303,000	2,000,000	16,994,015	2,000,000

The accompanying notes are an integral part of these financial statements

Alaska Pacific Energy Corp.
(An Exploration Stage Company)
Statements of Stockholders' Equity
January 13, 2005 (Inception) through October 31, 2008

				DEFICIT
	COMMON STOCK		ADDITIONAL	ACCUMULATED	TOTAL
			PAID-IN	DURING	SHAREHOLDERS'
			CAPITAL	EXPLORATION	EQUITY
	SHARES	AMOUNT		STAGE

Balance inception-January 13, 2005	-	-	-	-	$-

Net loss for the period ending January 31, 2006				(125)	(125)
Balance-January 31, 2006	-	-	-	(125)	(125)

Share issued for cash at $0.001 per share	2,000,000	2,000	-	-	2,000
Net loss for the period ending January 31, 2007	-	-	-	(375)	(375)
Balance-January 31, 2007	2,000,000	2,000	-	(375)	1,625

Share issued for cash at $0.001 per share	13,000,000	13,000	-	-	13,000
Share issued for service at $0.001 per share	1,000,000	1,000	-	-	1,000
Net loss for the period ending January 31, 2008	-	-	-	(7,390)	(7,390)
Balance-January 31, 2008	16,000,000	16,000	-	(7,765)	8,235

Share issued for cash at $0.10 per share	1,053,000	1,053	104,247	-	105,300
Share issued for mining claim acquisition	250,000	250	24,750		25,000
Net loss for the period ending October 31, 2008	-	-	-	(26,121)	(26,121)
Balance-October 31, 2008-Unaudited	17,303,000	$17,303	$ 128,997	$ (33,886)	$ 112,414

The accompanying notes are an integral part of these financial statements

Alaska Pacific Energy Corp.
(An Exploration Stage Company)
Statements of Cash Flows
(Unaudited)
			Cumulative Amounts
	For the		From Beginning of
	Nine Months Ended		Exploration Stage
	October 31,		(January 13, 2005) to
	2008	2007	October 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES:

Net loss	$(26,121)	$(2,715)	$(33,886)
Adjustments to reconcile net loss to net
cash used by operating activities:			-
Shares issued for services	$-	1,000	1,000
Changes in assets and liabilities:
Prepaid expenses	(7,000)	-	(7,000)
Accounts payable and accrued liabilities	7,852	133	8,460

Net Cash Used by Operating Activities	(25,269)	(1,582)	(31,426)

CASH FLOWS FROM INVESTING ACTIVITIES:

Purchase of Property	(16,600)	-	(16,600)
Net Cash Used by Investing Activities	(16,600)	-	(16,600)

CASH FLOWS FROM FINANCING ACTIVITIES:

Proceeds from issuance of common stock	105,300	13,000	120,300

Net Cash Provided by Financing Activities	105,300	13,000	120,300

NET INCREASE IN CASH AND CASH EQUIVALENTS	63,431	11,418	72,274

CASH AND CASH EQUIVALENTS AT BEGINNING			-
OF YEAR	8,843	1,925	-

CASH AND CASH EQUIVALENTS AT END OF YEAR	$72,274	$13,343	$72,274

SUPPLEMENTAL DISCLOSURES

Cash Paid For:
Interest	$-	$-	$-
Income taxes	$-	$-	$-

NON CASH TRANSACTIONS
Stock issued for services	$-	$1,000	$1,000
Stock issued for mining claim acquisition	$25,000	$-	$25,000

The accompanying notes are an integral part of these financial statements

1. NATURE ORGANIZATION OF OPERATIONS

Organization

Alaska Pacific Energy Corp. (the “Company”), was incorporated under the laws of the State of Nevada on January 13, 2005 and is engaged in the acquisition, exploration and development of resource properties. The Company has not yet determined whether their properties contain enough mineral reserves, such that their recovery would be economically viable. At October 31, 2008 the Company is considered a development stage Company and, accordingly, the financial statements are prepared following the guidelines of SFAS No. 7, “Accounting and Reporting by Development Stage Enterprises “as issued by the Financial Accounting Standards Board.

Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America applicable to a going concern which assume that the Company realize its asset and discharge its liabilities in the normal course of business. The Company has working capital of $70,814 at October 31, 2008 and had a net loss of $26,121 for the nine months ended October 31, 2008, and might not have sufficient working capital for the next twelve months. These factors create substantial doubt as to the ability of the Company to continue as a going concern. Realization values may be substantially different from the carrying values as shown in these financial statement should the Company be unable to continue as a going concern. Management is in the process of identifying sources for additional financing to fund the ongoing development of the Company’s business. The accompanying financial statements do not include any adjustments related to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Interim Financial Statements

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at October 31, 2008 and 2007 and for the periods then ended have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these interim financial statements be read in conjunction with the financial statements and notes thereto included in the Company’s January 31, 2008 audited financial statements. The results of operations for the periods ended October 31, 2008 and 2007 are not necessarily indicative of the operating results for the full year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Cash and cash equivalents

Cash and cash equivalents include cash on hand, and all highly liquid debt instruments purchased with a maturity of three months or less.

Exploration and development costs

Exploration costs are charged to operations as incurred.

When it has been established that a mineral deposit is commercially mineable and a decision has been made to formulate a mining plan (which occurs upon completion of a positive economic analysis of the mineral deposit), the costs subsequently incurred to develop the mine on the property prior to the start of the mining operations are capitalized. Capitalized amounts may be written down if future undiscounted cash flows, including potential sales proceeds, related to mineral property are estimated to be less than the carrying value of the property. At October 31, 2008 and 2007, the Company had $41,600 and $0 exploration and development costs, respectively.

Stock-Based Compensation

On January 1, 2006, the Company adopted SFAS No. 123 (revised 2004) (SFAS No. 123R), Share-Based Payment, which addresses the accounting for stock-based payment transactions in which an enterprise receives employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. In January 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 107, which provides supplemental implementation guidance for SFAS No. 123R. SFAS No. 123R eliminates the ability to account for stock-based compensation transactions using the intrinsic value method under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and instead generally requires that such transactions be accounted for using a fair-value-based method. The Company uses the Black-Scholes-Merton (“BSM”) option-pricing model to determine the fair-value of stock-based awards under SFAS No. 123R, consistent with that used for pro forma disclosures under SFAS No. 123, Accounting for Stock-Based Compensation. The Company has elected the modified prospective transition method as permitted by SFAS No. 123R and accordingly prior periods have not been restated to reflect the impact of SFAS No. 123R. The modified prospective transition method requires that stock-based compensation expense be recorded for all new and unvested stock options, restricted stock, restricted stock units, and employee stock purchase plan shares that are ultimately expected to vest as the requisite service is rendered beginning on January 1, 2006 the first day of the Company’s fiscal year 2006. Stock-based compensation expense for awards granted prior to January 1, 2006 is based on the grant date fair-value as determined under the pro forma provisions of SFAS No. 123. As the Company did not grant any stock options in 2005, no pro forma information is provided.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Stock-Based Compensation (cont’d…)

Prior to the adoption of SFAS No. 123R, the Company measured compensation expense for its employee stock-based compensation plans using the intrinsic value method prescribed by APB Opinion No. 25. The Company applied the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148, Accounting for Stock-Based Compensation – Transition and Disclosure, as if the fair-value-based method had been applied in measuring compensation expense. Under APB Opinion No. 25, when the exercise price of the Company’s employee stock options was equal to the market price of the underlying stock on the date of the grant, no compensation expense was recognized. The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force (“EITF”) in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

Resource properties

Resource property acquisition costs are capitalized until the viability of the mineral interest is determined. Capitalized acquisition costs are expensed in the period in which it is determined that the mineral property has no future economic value.

Capitalized amounts may be written down if future cash flows, including potential sales proceeds, related to the property are estimated to be less than the carrying value of the property. Management of the Company reviews the carrying value of each resource property interest periodically, and whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Reductions in the carrying value of each property would be recorded to the extent the carrying value of the investment exceeds the estimated future net cash flows. At October 31, 2008 and 2007, the Company had $41,600 and $0 exploration and development costs, respectively.

Comparative figures

Certain comparative figures have been reclassified to conform with the current year’s presentation.

Income Taxes

Income taxes are accounted for under the liability method of accounting for income taxes. Under the liability method, future tax liabilities and assets are recognized for the estimated future tax consequences attributable to differences between the amounts reported in the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Future tax assets and liabilities are measured using enacted or substantially enacted income tax rates expected to apply when the asset is realized or the liability settled. The effect of a change in income tax rates on future income tax liabilities and assets is recognized in income in the period that the change occurs. Future income tax assets are recognized to the extent that they are considered more likely than not to be realized.

Loss per Common share

The Company adopted Financial Accounting Standards (SFAS) No. 128. Loss Per Share which simplifies the computation of loss per share requiring the restatement of all prior periods.

Basic losses per share are computed on the basis of the weighted average number of common shares outstanding during each year.

Diluted losses per share are computed on the basis of the weighted average number of common shares and dilutive securities outstanding. Dilutive securities having an anti-dilutive effect on diluted losses per share are excluded from the calculation.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 160, “Non-controlling interests in Consolidated Financial Statements – An amendment of ARB No. 51.” This statements objective is to improve the relevance, comparability, and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards that require ownership interests in the subsidiaries held by parties other than the parent be clearly identified. The adoption of SFAS 160 did not have an impact on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 141 (revised), “Business Combinations.” This revision statement’s objective is to improve the relevance, representational faithfulness, and comparability of the information that a reporting entity provides in its effects on recognizing identifiable assets and measuring goodwill. The adoption of SFAS 141 (revised) did not have an impact on the Company’s financial statements.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities.” SFAS 159 creates a fair value option allowing an entity to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and financial liabilities, with changes in fair value recognized in earnings as they occur. SFAS 159 also requires an entity to report those financial assets and financial liabilities measured at fair value in a manner that separates those reported fair values from the carrying amounts of assets and liabilities measured using another measurement attribute on the face of the statement of financial position. Lastly, SFAS 159 requires an entity to provide information that would allow users to understand the effect on earnings of changes in the fair value on those instruments selected for the fair value election. SFAS 159 is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. The Company is continuing to evaluate SFAS 159 and to assess the impact on the Company’s results of operations and financial condition if an election is made to adopt the standard.

In March 2008, the FASB issued SFAS 161 which amends and expands the disclosure requirements of SFAS 133 to provide an enhanced understanding of an entity’s use of derivative instruments, how they are accounted for under SFAS 133 and their effect on the entity’s financial position, financial performance and cash flows. The provisions of SFAS 161 are effective for the period beginning after November 15, 2008. The Company is currently reviewing the effect, if any, that the adoption of this statement will have on the Company’s financial statements.

On May 8, 2008, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 162, The Hierarchy of Generally Accepted Accounting Principles, which will provide framework for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for nongovernmental entities. With the issuance of SFAS No. 162, the GAAP hierarchy for nongovernmental entities will move from auditing literature to accounting literature. The adoption of SFAS 162 did not have an impact on the Company’s financial statements.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont’d…)

Recent Accounting Pronouncements (cont’d…)

The FASB has issued Statement of Financial Accounting Standards No. 163, Accounting for Financial Guarantee Insurance Contracts. SFAS No. 163 clarifies how SFAS No. 60, Accounting and Reporting by Insurance Enterprises, applies to financial guarantee insurance contracts issued by insurance enterprises, and addresses the recognition and measurement of premium revenue and claim liabilities. It requires expanded disclosures about contracts, and recognition of claim liability prior to an event of default when there is evidence that credit deterioration has occurred in an insured financial obligation. It also requires disclosure about (a) the risk-management activities used by an insurance enterprise to evaluate credit deterioration in its insured financial obligations, and (b) the insurance enterprise's surveillance or watch list. The adoption of SFAS No. 163 did not have an impact on the Company’s financial statements.

3. RESOURCE PROPERTY

Whitton Township and Gayhurst Township in Province of Quebec mining claims – Canada

The Company entered into an option agreement dated June 26, 2008 to acquire a 100% interest in three groups of mineral claims with 21, 28 and 12 claims, respectively, in Whitton Township and Gayhurst Township, Province of Quebec, Canada. Pursuant to the agreement, the Company paid $16,600 and issued 250,000 common shares at $0.10 per share on July 15th 2008 for the first payment. The second cash payment in amount of $16,600 and 250,000 common shares issuance shall be executed on or before July 15, 2009. The last cash payment in amount of $16,600 and 250,000 common shares issuance shall be executed on or before 2010.

4. CAPITAL STOCK

Authorized

The total authorized is 50,000,000 common stocks with a par value of $0.001 per common share.

Issued and outstanding

In May 2006 the Company issued 2,000,000 shares of the common stock for cash at $0.001 per share.

In September 2007 the Company issued 10,000,000 shares of the common stock for cash at $0.001 per share.

In October 2007 the Company issued 1,000,000 shares of the common stock for services, valued at $0.001 per share or $1,000.

In October 2007 the Company issued 3,000,000 shares of the common stock for cash at $0.001 per share.

In February and March 2008 the Company issued 1,053,000 shares of the common stock for cash at $0.10 per share.

In July 2008 the Company issued 250,000 shares of the common stock for mining claims acquisition, valued at $0.10 per share or $25,000.

4. CAPITAL STOCK (cont’d…)

Net Loss Per Share

The Company utilizes SFAS No. 128, “Earnings per Share” to calculate gain/loss per share. Basic earnings/loss per share is computed by dividing the earnings/loss available to common stockholders (as the numerator) by the weighted-average number of common shares outstanding (as the denominator).

	Nine Months Ended		Year Ended
Basic & Diluted Earning Per Share Computation	October 31, 2008		January 31, 2008

(Loss) available to common stockholders	$(26,121	) $	(7,390)
Weighted-average share used to compute:	16,994,015		7,054,945
Basic & Diluted Loss per common share	$(0.00	) $	(0.00)

5. RELATED PARTY TRANSACTIONS

Related party transactions are in the normal course of operations, occurring on terms and conditions that are similar to those of transactions with unrelated parties and, therefore, are measured at the exchange amount.

The Company accrued administration fees of $1,275 and $608 to James R. King, a director of the Company at October 31, 2008 and January 31, 2008, respectively. The amounts due to related parties are non-interest bearing and have no specific terms of repayment.

6. PREPAID EXPENSES

Included in the prepaid expenses, As of October 31, 2008 and January 31, 2008 the Company had prepaid expenses of $7,000 and $0, respectively. This amount included $5,000 paid to the attorney for his future services and $2,000 was prepaid for business expenses.

7. COMMITMENTS

The Company entered into a business consultant services agreement with Geoffrey J. Armstrong, Kouzelne Mestro Ltd. on October 1st, 2007. The Company agreed to pay US$1,500 per month for a maximum of 12 months in cash based on the rate of $18,000 per annum from commencement date. The Company also agreed to issue one million common stocks for consultant’s services at $0.001 per share or value $1,000. As at September 30, 2008, the Company paid $18,000 in consulting fees total. The total cash compensation portion of this agreement was terminated on September 30, 2008. However, the consultant agreed to provide services until such time that the Company achieves a listing for trading in the Company’s shares on a United States Public Market.

The Company entered into an option agreement dated June 26, 2008 to acquire a 100% interest in three groups of mineral claims with 21, 28 and 12 claims, respectively, in Whitton Township and Gayhurst Township, Province of Quebec, Canada. Pursuant to the agreement, the Company paid $16,600 and issued 250,000 common shares at $0.10 per share on July 15th 2008 for the first payment. The second cash payment in amount of $16,600 and 250,000 common shares issuance shall be executed on or before July 15, 2009. The last cash payment in amount of $16,600 and 250,000 common shares issuance shall be executed on or before 2010. If the commitment is not kept, the Company will lose the value recorded as mining claims.